CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is made and entered into as of this 26th day of November, 1996, by and between TresCom International, Inc., a Florida corporation ("Borrower"), TresCom U.S.A., Inc., a Florida corporation ("Pledgor"), and SunTrust Bank, South Florida, N.A., a national banking association ("Bank").


                                  BACKGROUND

      Borrower has applied to Bank for a line of credit availability in the maximum principal amount of $7,000,000.00. Bank is willing to establish on its books such line of credit availability for Borrower upon the terms and conditions described in this Agreement.

      NOW,   THEREFORE,   in  consideration  of  the  premises  and  the  mutual
agreements, covenants, and conditions herein, Borrower and Bank agree as follows:

                                     TERMS

                           SECTION 1.   DEFINITIONS.

      1.1 DEFINED TERMS. Except as otherwise expressly provided in this Agreement, the capitalized terms used in the foregoing preamble section and the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

      "Agreement" means this Credit Agreement, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof.

      "Bank" has the meaning specified in the first sentence hereof.

      "Borrower" has the meaning specified in the first sentence hereof.

      "Borrowing Base" means seventy percent (70%) of Eligible Receivables.

      "Borrowing   Base   Certificate"   means  a  borrowing  base   certificate
substantially in the form of Exhibit "A" hereto.

      "Business Day" means a day that is not a Saturday, a Sunday, or a day on which Bank is closed pursuant to authorization or requirement of law.

      "Collateral" means all of Borrower's and all of Pledgor's accounts, general intangibles, chattel paper, documents, instruments, all books and records, monies, securities and deposits, and all proceeds and products of the foregoing, all as more fully described in the Security Agreements.

      "Committed Amount" has the meaning specified in Subsection 2.1(a) hereof.

      "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

      "Debt Service Coverage Ratio" means the ratio of (i) EBITDA to (ii) the sum of interest expense plus current portion of long term debt plus current portion of capital and operating leases (excluding Revolving Credit principal outstanding but including Revolving Credit interest outstanding).

      "EBITDA" means net income or loss plus depreciation expense, amortization expense, interest expense, income taxes and other non-cash charges, minus extraordinary income and gains and non-cash income, if any, and plus extraordinary losses, if any.

      "Eligible Receivables" means the aggregate outstanding balance (net of retainages and allowances for doubtful accounts) of all of the accounts of Borrower and of Pledgor resulting from the sale of goods and the rendering of services in the ordinary course of business, but excludes any account receivable if (i) the account is unpaid for more than ninety (90) days after the date of the invoice related to it; (ii) any of the goods or services that gave rise to the account have been returned, rejected, or repossessed, or a dispute exists between Borrower or Pledgor and the account debtor with respect to either the account or the goods or services that gave rise to it; (iii) the account is subject to any actual or threatened defense, claim, counterclaim, or set-off by the account debtor, including without limitation accounts payable or contra amounts due to the account debtor, customer deposits, and all accrued but unpaid rebates and discounts; (iv) the account is owed by any account debtor for which at least ten percent (10%) or more of the aggregate amounts of such account debtor are outstanding for at least ninety (90) days after the date of the invoice related to it; (v) any other account due from the account debtor has become, or has been determined by Bank to be, ineligible for the reason set forth in clause (i), (ii), or (iii); (vi) the account has been sold to, assigned to, discounted with, or financed with or become subject to a lien in favor of, a factor, lender, or other party (other than Bank); (vii) the account debtor is the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, or the account is such that the Bank's ability to obtain direct payment thereunder is governed by any federal or state statutory requirements;
(viii) the account debtor is an affiliate, subsidiary, employee, or officer of Borrower or Pledgor; (ix) the account debtor is a supplier, vendor, or creditor of Borrower or Pledgor, except to the extent the amount owed to Borrower or Pledgor (as applicable) thereunder exceeds the amount owed by Borrower or Pledgor (as applicable) to the supplier, vendor or creditor; (x) the sale or service represented by the account is to an account debtor located outside the United States; (xi) the account is denominated in other than United States Dollars or is payable outside the United States; (xii) the sale represented by the account is on a bill-and-hold, guaranteed sale, sale or return, or sale on approval basis; (xiii) the account is not evidenced by an invoice or other writing in form acceptable to Bank in its sole discretion; (xiv) the account is evidenced by a promissory note, instrument, or chattel paper; (xv) the account debtor is insolvent or the subject of bankruptcy proceedings; (xvi) the account represents a rebilling; (xvii) in order to be entitled to collect the account, Borrower or Pledgor is required to deliver additional goods to, or perform additional services for, or perform or incur additional obligations to, the account debtor; (xviii) Borrower or Pledgor has received notice of the bankruptcy or insolvency of the account debtor; or (xix) Bank otherwise determines that such receivable is ineligible.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be supplemented or amended from time to time.

      "Event of Default" means any of the events specified in Section 8 hereof.

      "Financing Statement" means the UCC-1 financing statement covering the Collateral naming Borrower and Pledgor as debtors and Bank as secured party to be filed by Bank with the Florida Secretary of State in connection with the Security Agreements.

      "Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

      "Guarantor" means TresCom Network Services, Inc., a Florida corporation.

      "Guaranty" has the meaning specified in Subsection 3.2 hereof.

      "Liabilities" all of the following, whether primary, secondary, direct, indirect, absolute, contingent, sole, joint, or several, arising prior to the date hereof or in connection herewith, or which may be hereafter contracted or acquired, or incurred directly or indirectly in respect thereof, and all extensions or renewals thereof and all sums payable under or by virtue thereof, and whether arising in the ordinary course of business or otherwise, and whether owed to, held, or to be held by Bank for its own account or as agent for another or others:

            (a) all liabilities and obligations of Borrower to Bank, however and whenever incurred or evidenced, including, without limitation, all amounts of principal and interest arising pursuant to the Revolving Credit;

            (b) all other existing and future indebtedness, obligations, and liabilities of Borrower and of Pledgor hereunder and under the other Loan Documents, as may be amended from time to time;

            (c) any renewals, enlargements, extensions or modifications thereof or additions thereto;

            (d) any deficiency remaining upon enforcement of Bank's rights against all or any portion of the Collateral;

            (e) all  other   existing  and  future  debts,   liabilities,   and
obligations of Borrower to Bank and of Pledgor to Bank, of every kind and description, of any nature whatsoever, whether or not evidenced by any note or other instrument or agreement; and

            (f) all expenses incurred or paid by Bank in enforcing the Liabilities or this Agreement or preserving any right of Bank thereunder or hereunder (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a), including interest, fees, and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceedings, including costs of collection and attorneys' fees as more specifically described in the obligations and herein).

The term "Liabilities" as used herein shall include all liabilities of any successor entity or entities of such parties to Bank.

      "Loan Documents" means this Agreement, the Revolving Credit Note, the Tax Indemnification Agreement, the Guaranty, and the Security Agreements.

      "Person" means any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

      "Pledgor" has the meaning specified in the first sentence hereof.

     Revolving Credit" has the meaning specified in Subsection 2.1 hereof.

     "Revolving Credit Note" has the meaning specified in Subsection 2.5 hereof.

     "Security Agreements" has the meaning specified in Subsection 3.1 hereof.

      "Solvent" means, with respect to any Person, that as of the date of determination, both: (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur debts beyond its ability to pay such debts as they become due; and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

      "Subsidiary" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board or directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person. Unless the context clearly indicates otherwise, the term "Subsidiary" refers to a Subsidiary of Borrower.

      "Tangible Net Worth" means the aggregate amount of assets shown on the balance sheet of Borrower, excluding capitalized organization and development costs, capitalized interest, goodwill, patents, trademarks, copy rights, franchises, licenses, amounts due or to become due from officers, employees, directors, stockholders, and affiliates, and such other assets classified as "intangible assets" under Generally Accepted Accounting Principles, less all liabilities of Borrower excluding debt subordinated to Bank.

      "Tax Indemnification Agreement" means the agreement between Borrower and Bank of even date regarding payment of and reimbursement for documentary stamp taxes and intangible taxes, and any similar agreements that may be entered into between Borrower and Bank from time to time.

      "Total Funded Debt" means the amount of all principal outstanding indebtedness of the Borrower and its subsidiaries, whether present or future, for borrowed money or for the deferred purchase price of property, all indebtedness, whether present or future, secured by a lien on property and indebtedness, whether present or future, arising under letter of credit facilities. This shall not include accounts payable incurred by Borrower in the ordinary course of the Borrower's business.

      1.2   OTHER DEFINITIONAL PROVISIONS.

            (g) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) words in singular shall include the plural and words in plural shall include the singular, unless the context clearly requires otherwise; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) terms defined in, or by reference to,
Article 9 of the Uniform Commercial Code as adopted in Florida to the extent not otherwise defined herein shall have the respective meanings given to them in
Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) words of any gender shall include all other genders; and (h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.

                      SECTION 2.  LOAN AMOUNT AND TERMS.

      2.1   THE REVOLVING CREDIT.

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to establish on its books a revolving line of credit availability in favor of Borrower (the "Revolving Credit") in the maximum principal amount of $7,000,000.00 (which maximum amount shall be referred to herein as the "Committed Amount").

            (b) Prior to April 30, 1998 (as may be extended from time to time subject to the terms hereof, the "Termination Date"), and so long as there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, Bank shall, upon the request of Borrower, make advances and issue letters of credit under the Revolving Credit in accordance with the provisions hereof. No advance shall be made or letter of credit issued which, when aggregated with the amounts of any letters of credit outstanding and any principal amounts then outstanding under the Revolving Credit (which amounts shall include all unreimbursed amounts paid by Bank and amounts of drafts accepted by Bank under letters of credit), would exceed the lesser of the Committed Amount and the Borrowing Base. During such period, Borrower may borrow, repay, and reborrow, and request the issuance of letters of credit, under the Revolving Credit in accordance with the terms hereof. Notwithstanding anything to the contrary set forth herein, no letters of credit shall be issued which, when aggregated with the outstanding amounts of any letters of credit issued under the Revolving Credit and any unreimbursed amounts paid by Bank or amounts of drafts accepted by Bank under any letters of credit would exceed $2,000,000.00.

            (c) Borrower shall submit to Bank no later than fifteen (15) after the end of each month Borrowing Base certificates for such month in such form as Bank shall require. The calculation of the Borrowing Base, however, may be made from time to time in Bank's discretion, and is not necessarily based upon the contents of the most recent Borrowing Base certificate.

            (d) If at any time the aggregate amount of principal outstanding and letters of credit outstanding under the Revolving Credit shall exceed the lesser of the Committed Amount or the then existing Borrowing Base, Borrower will pay to Bank upon demand such amount as shall be required to cause the aggregate amount of principal outstanding and letters of credit outstanding under the Revolving Credit to be equal to or less than the lesser of the Committed Amount or the then existing Borrowing Base. Borrower hereby authorizes Bank to charge any deposit account of Borrower for the amount of such excess.

      2.2 ADVANCES UNDER REVOLVING CREDIT. Advances made by Bank under the Revolving Credit (other than advances made by Bank by honoring drafts drawn under letters of credit) shall be made upon notice from Borrower to Bank at least one (1) Business Day prior to the date of the advance. Each such notice shall be by telephone or telecopier, confirmed immediately in writing, and shall be accompanied by the payment of any applicable taxes. Each request of Borrower for such an advance shall be in an amount not less than $25,000.00 or an integral multiple thereof. Each such advance shall be made by crediting the amount of the advance to the general deposit account of Borrower maintained with Bank, except as otherwise specified in writing by Borrower. Any draw under a letter of credit or any acceptance of a letter of credit issued under the Revolving Credit shall be deemed an advance under the Revolving Credit.

      2.3 ISSUANCE OF LETTERS OF CREDIT UNDER THE REVOLVING CREDIT. The form of each letter of credit shall be in the sole and complete discretion of Bank. Without limiting the generality of the foregoing, however, in the sole and complete discretion of Bank, the expiration date of each letter of credit shall not extend beyond thirty (30) days after the Termination Date. Each letter of credit shall be requested by Borrower at least 72 hours prior to the proposed date of issuance, and the request shall be accompanied by such other applications, agreements, information or documents, and the payment of fees or commissions, as Bank shall require.

      2.4 ANNUAL REVIEW. At least once each year, after review of the financial statements of Borrower for the preceding fiscal year, Bank will permit the Revolving Credit to continue for an additional year unless Bank determines that a material adverse change has occurred with respect to Borrower, Pledger, or Guarantor, in which case Bank may terminate the Revolving Credit and demand payment of all amounts outstanding thereunder.

      2.5 NOTE. The Revolving Credit shall be evidenced by a master promissory note of Borrower payable to order of Bank in form and substance satisfactory to Bank in an aggregate principal amount equivalent to the Committed Amount, and dated the date of this Agreement (as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the "Revolving Credit Note").

      2.6 INTEREST RATE. The principal amount from time to time outstanding under the Revolving Credit shall bear interest at the Prime Rate (as defined in the Revolving Credit Note), or the LIBOR Rate (as defined in the Revolving Credit Note) plus 2.5% per annum; provided however, that in no event shall the interest rate applicable to principal outstanding under the Revolving Credit exceed the maximum rate of interest allowed by applicable law, as amended from time to time.

      2.7 REPAYMENT. Principal under the Revolving Credit shall be due and payable in a single payment on the Termination Date. Interest shall be payable monthly in arrears beginning on December 31, 1996, and continuing on the like day of each month thereafter, as long as any principal amount remains outstanding under the Revolving Credit, and at maturity.

      2.8 COMMITMENT FEE; UNUSED FEE FOR REVOLVING CREDIT. As consideration for making the Revolving Credit available, Borrower shall pay to Bank: (a) on the date hereof a commitment fee in the amount of $26,250.00 ($7,500.00 of which has previously been paid); and (b) commencing on the date hereof and continuing as long as the Revolving Credit has not been terminated, a unused fee equal to one-quarter percent (0.25%) per annum of the unused portion of the Committed Amount under the Revolving Credit. Such fee shall be computed on the basis of the average daily unused portion of the Committed Amount and shall be payable quarterly in arrears.

      2.9 PREPAYMENTS. Borrower shall be entitled to prepay any notes subject hereto in whole or in part, at any time, without premium or penalty, except to the extent that the unused fee required under Subsection 2.8 may be construed to be a penalty, upon at least one (1) Business Day's notice to Bank, each notice stating the proposed date and principal amount of the prepayment. Each partial prepayment of any note hereunder shall be in the principal amount of not less than $25,000.00, or an integral multiple thereof. Each partial prepayment shall be applied by Bank first to interest and lawful charges then due and unpaid, then to principal, then to all other interest and lawful charges accrued, and with respect to payments under any term note, shall not postpone the due date or change the amount of any subsequent installment except in the inverse order of maturity thereof. Borrower may be required to make prepayments in connection with the Borrowing Base from time to time, as described more fully in Subsection 2.1(e) hereof.

                      SECTION 3. SECURITY AND GUARANTIES

      Payment of the loan or loans hereunder shall be secured and guaranteed, as provided in this Section 3.

      3.1 SECURITY INTEREST IN COLLATERAL. Payment and performance of the Liabilities shall be secured by a first perfected security interest in all of the Collateral now owned or hereafter acquired or arising, and all proceeds thereof. Each of Borrower and Pledgor shall execute and deliver to Bank a security agreement covering said Collateral in form and substance satisfactory to Bank (collectively, the "Security Agreements"). The Security Agreements shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to Bank a first perfected security interest in the Collateral subject to no prior liens or encumbrances except in favor of Bank or as Bank permits in writing. Each of Borrower and Pledgor agrees to execute or otherwise provide to Bank any and all modifications, financing statements, and other agreements or consents required by Bank now or in the future in connection therewith.

      3.2 GUARANTIES. Payment of the Revolving Credit Note, any other obligations under the Loan Documents, and any other obligations of Borrower to Bank, presently existing or hereafter arising, shall be guaranteed by the Guarantor, which guarantee shall be evidenced by the execution and delivery to Bank by Guarantor of a continuing and unconditional guaranty in form and substance satisfactory to Bank (the "Guaranty").

                   SECTION 4. REPRESENTATIONS AND WARRANTIES


            To induce Bank to enter into this Agreement and to make the loan or loans hereunder, each of Borrower and Pledgor represents and warrants to Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the mailing of the loan or loans contemplated hereby) as follows:

      4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW; NAME HISTORY. Each of Borrower and Pledgor is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and Pledgor has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates, and is in compliance with all other requirements of law, rule, or regulation applicable to it and to its business. Borrower's Subsidiaries are identified on the attached Schedule 4.1. Neither Borrower nor Pledgor has merged, changed its name, or done business under a fictitious name during the past five years, except "TeraCom Communications, Inc." (with respect to Borrower), and "TeraCom U.S.A., Inc." (with respect to Pledgor).

      4.2 CORPORATE POWER AND AUTHORIZATION TO EXECUTE LOAN DOCUMENTS; NO CONFLICT; NO CONSENT. Each of Borrower and Pledgor has the corporate power and authority and the legal right to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery, and performance by Borrower and Pledgor of the Loan Documents to be executed by it will not: (a) contravene, conflict with, result in the breach of, or constitute a violation of or default under (i) the articles of incorporation or bylaws of Borrower or Pledgor, (ii) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or (iii) any agreement or instrument to which Borrower or Pledgor is a party or by which Borrower or Pledgor or its property may be bound or affected; or (b) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower or Pledgor pursuant to any of the foregoing, except the liens created by the Loan Documents. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices already obtained or performed and of which Bank has been provided written notice, or referred to or disclosed in the Loan Documents. Any such consents, licenses, authorizations, filings, or notices remain in full force and effect.

      4.3 ENFORCEABLE OBLIGATIONS. The Loan Documents constitute legal, valid, and binding agreements enforceable against the respective parties thereto and any property described therein in accordance with their respective terms. Without limiting the foregoing, the Loan Documents grant Bank a valid and enforceable first lien on and, upon filing with the Florida Secretary of State of the Financing Statement, a first perfected security interest in the personal property described in the Security Agreements.

      4.4  FINANCIAL CONDITION.

            (a) The consolidated financial statements as of June 30, 1996, of Borrower and its Subsidiaries, copies of which have been furnished to Bank, are correct, complete, and fairly present the financial condition of Borrower and its Subsidiaries as of the date of the financial statements and fairly present the results of the operations of Borrower and its Subsidiaries for the period covered thereby.

            (b) The financial statements described above have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower or its Subsidiaries since the date of such financial statements.

            (c) Neither Borrower nor any of its Subsidiaries have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the foregoing financial statements or referred to in notes thereto.

     4.5 NO LITIGATION. There is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the best knowledge of Borrower and Pledgor threatened, by or against or involving Borrower, Pledgor or against any of their respective properties, existence, or revenues which, individually or in the aggregate, if adversely determined, is reasonably likely to have a material adverse effect on the properties, assets, or business or on the condition, financial or otherwise, of Borrower or impair the right or ability of Borrower to carry on its operations substantially as now conducted, or, regardless of outcome, which questions the validity of the transactions contemplated by the Loan Documents, or would be required to be disclosed in notes to any balance sheet as of the date hereof of Borrower prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

      4.6  INVESTMENT COMPANY ACT; REGULATION.

            (a) Neither Borrower nor Pledgor is an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for, any "investment company," or a company "controlled" by an "investment company," and Borrower is not an "investment advisor" or an "affiliated person" of an "investment advisor" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the making of the loans, nor the establishment of the credits hereunder, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate the provisions of the foregoing Act or any rule, regulation, or order promulgated thereunder.

            (b) Borrower is not subject to regulation under any state or local public utilities code or federal, state, or local statute or regulation limiting the ability of Borrower to incur indebtedness for money borrowed or to pledge assets of the type contemplated hereunder.

      4.7 DISCLOSURE AND NO UNTRUE STATEMENTS. No representation or warranty made by Borrower in the Loan Documents or which will be made by Borrower or Pledgor from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of any material fact, or
(b) omits or will omit to state any material fact necessary to make the statements therein not misleading. There is no fact (excluding information relating to world or national economic, social, or political conditions generally) currently known to Borrower or Pledgor which now, or which might in the future, materially adversely affect, the business, assets, properties, or condition, financial or otherwise, of Borrower or Pledgor, or the ability of Borrower or Pledgor to perform its obligations under the Loan Documents, except as set forth or referred to in the Loan Documents or otherwise disclosed in writing to Bank.

      4.8 TITLE TO ASSETS; LEASES IN GOOD STANDING. Each of Borrower and Pledgor has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 6.1 hereof, except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other encumbrances of any kind except those permitted under Subsection 7.2. Each of Borrower and Pledgor enjoys peaceful and undisturbed possession under all leases under which it is now operating, none of which contain any provisions which may materially adversely affect its operations, and all such leases are valid, subsisting, and in full force and effect, and neither Borrower nor Pledger is in violation of any material term of any such lease.

      4.9 PAYMENT OF TAXES. Each of Borrower and Pledgor has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of Borrower is pending, or, to the knowledge of Borrower or Pledgor, threatened.

      4.10 AGREEMENT OR CONTRACT RESTRICTIONS; NO DEFAULT. Neither Borrower nor Pledgor is a party to, nor is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction which materially or adversely affects the business, properties, assets, operations, or condition, financial or otherwise, of Borrower or Pledgor except as disclosed in the financial statements and notes thereto described in Subsection 6.1 hereof. Neither Borrower nor Pledgor is in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

      4.11 PATENTS, TRADEMARKS, LICENSES, ETC. Each of Borrower and Pledgor owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, and copyrights, and all material rights with respect to the foregoing, useful in the conduct of its business as now conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto.

      4.12 GOVERNMENT CONTRACT. Neither Borrower nor Pledgor is subject to the renegotiation of any government contract in any material amount.

      4.13 ERISA REQUIREMENT. Except as previously disclosed to Bank in writing, neither Borrower nor Pledgor has in force any written or oral bonus plan, stock option plan, employee welfare, pension or profit sharing plan, or any other employee benefit arrangement or understanding. In addition, neither Borrower, Pledgor, nor any predecessor thereof is now or was formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer or "multiple employer" plans within the meaning of Sections 4001(1)(a)(3), 4063, and 4064 of ERISA. Each employee benefit plan subject to the requirements of ERISA complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Internal

Revenue Code of 1986, as amended from time to time, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. There is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and except as previously disclosed to Bank there are no deficiencies or liabilities for any such plan or trust. No employee benefit plan sponsored by Borrower or Pledgor has engaged in a non-exempt "prohibited transaction" as defined in ERISA.

      4.14 SOLVENCY. Each of Borrower and Pledgor is, and on and after the consummation of the transactions contemplated herein will be, Solvent.

      4.15 LOCATION OF OFFICES AND COLLATERAL. The chief executive office, the principal place of business, and the office where all books and records of Borrower and Pledgor are kept is at the location described in Subsection 10.3 hereof, and there are no other offices of Borrower.

                      SECTION 5.  CONDITIONS OF LENDING.


      The obligation of Bank to make the loan or loans or to permit any borrowings hereunder is conditioned upon the performance of all agreements by Borrower and Pledgor contained herein, as well as satisfaction of the following conditions precedent:

      5.1 CONTINUING ACCURACY OF REPRESENTATIONS AND WARRANTIES. At the time of each borrowing hereunder, the representations and warranties set forth in
Section 4 hereof shall be true, correct, and complete on and as of the date of the borrowing with the same effect as though the representations and warranties had been made on and as of the date of the borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case they shall continue to be true as of such date.

      5.2 NO DEFAULT. At the time of each borrowing hereunder, Borrower and Pledgor shall be in compliance with all terms and conditions set forth herein, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing.

      5.3 OPINION OF COUNSEL. On or prior to the date of this Agreement, Bank shall have received the favorable opinion of counsel for Borrower, Pledgor, and Guarantor, in form and substance satisfactory to Bank, as to such matters as Bank may require.

      5.4 APPROVAL OF BANK'S COUNSEL. All legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to Holland & Knight, counsel for Bank.

      5.5 LOAN DOCUMENTS. On or prior to the date of this Agreement, Bank shall have received, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Bank and counsel for Bank.

      5.6 SUPPORTING DOCUMENTS. On or prior to the date of this Agreement, Bank shall have received the following documents satisfactory in form and substance to Bank and counsel for Bank and, as requested by Bank, certified by appropriate corporate or governmental authorities:

            (a) A certificate of good standing of each of Borrower, Pledgor, and Guarantor certified by the secretary of state, or other appropriate governmental authority, of the state of incorporation of each of Borrower, Pledgor, and Guarantor, respectively;

            (b) a copy of the articles of incorporation of each of Borrower, Pledgor, and Guarantor in effect on the date hereof certified by the secretary of state, or other appropriate governmental authority, of the state of incorporation of each of Borrower, Pledgor, and Guarantor, respectively, accompanied by a certificate from an appropriate officer of each of Borrower, Pledgor, and Guarantor, respectively, that the copy is complete and that the articles of incorporation have not been amended, annulled, rescinded, or revoked since the date of the articles of incorporation or the last amendment reflected in the copy, if any;

            (c) a copy of the bylaws of each of Borrower, Pledgor, and Guarantor in effect on the date of this Agreement, accompanied by a certificate from an appropriate officer of each of Borrower, Pledgor, and Guarantor, respectively, that the copy is true and complete and that the bylaws have not been amended, annulled, rescinded, or revoked since the date of the bylaws or the last amendment reflected in the copy, if any;

            (d) a copy of resolutions of the board of directors of each of Borrower, Pledgor, and Guarantor authorizing the execution, delivery, and performance of the Loan Documents to which such entity is a party and the borrowings thereunder, and specifying the officer or officers of each of Borrower, Pledgor, and Guarantor authorized to execute the Loan Documents to which such entity is a party, accompanied by a certificate from an appropriate officer that the resolutions are true and complete, were duly adopted at a duly called meeting in which a quorum was present and acting throughout, or were duly adopted by written action, and have not been amended, annulled, rescinded or revoked in any respect and remain in full force and effect on the date of the certificate, together with an incumbency certificate containing the names, titles, and genuine signatures of all duly elected officers of each of Borrower, Pledgor and, Guarantor, respectively, as of the date of this Agreement, accompanied by a certificate from an appropriate officer that the information is true and complete;

            (e) UCC-1 Financing Statements covering the Collateral and such other instruments as necessary to insure Bank a perfected first security interest in the Collateral, subject only to those matters approved by Bank; and

            (f)   such additional supporting documents as Bank may request.


                      SECTION 6.  AFFIRMATIVE COVENANTS.

      Each of Borrower and Pledgor covenants and agrees as follows from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Bank shall otherwise consent in writing:

      6.1 FINANCIAL REPORTS AND OTHER INFORMATION. Borrower will deliver or cause to be delivered to Bank the following:

            (a) As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, other than the last quarter of each fiscal year: (i) a consolidated and consolidating balance sheet as of the last day of such quarter and the related consolidated and consolidating statement of income for such quarter and cumulative year-to-date for Borrower, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank and certified by the chief financial officer of Borrower as to the fairness of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments; and (ii) the Borrower's Form 10-Q Quarterly Report as filed with the Securities and Exchange Commission;

            (b) As soon as practicable  and in any event within one hundred five
(105) days after the end of each fiscal year: (i) the consolidated and consolidating balance sheet of Borrower as of the end of such fiscal year, and related consolidated and consolidating statements of income, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank and certified by and containing an unqualified opinion of Ernst & Young, LLP, or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Bank; and (ii) the Borrower's Form 10-K Annual Report as filed with the Securities and Exchange Commission;

            (c) Together  with each  delivery of those items  required by clause
(a) above, a certificate executed by the chief financial officer of Borrower, containing computations in reasonable detail indicating compliance with Subsection 6.15, and stating that to the best of the officer's knowledge, (i) Borrower has kept, observed, performed, and fulfilled each and every material agreement binding on it contained in the Loan Documents, and is not at the time in default of the keeping, observance, performance, or fulfillment of any of the terms, provisions, and conditions thereof, and (ii) none of the Events of Default or events which upon notice or the lapse of time or both would constitute Events of Default has occurred (or specifying all such defaults and events of which he may have knowledge and what actions Borrower is taking or proposes to take with respect thereto);

            (d) Within ten (10) days after receipt thereof, copies of any management audit letters or other communications provided to Borrower by the independent certified public accountant who prepared Borrower's financial statements;

            (e) As soon as practicable and in any event within ten (10) days after the filing thereof with the Internal Revenue Service, copies of the complete Internal Revenue Service tax returns of Borrower for each calendar year;

            (f) With reasonable promptness, such additional financial or other data (including but not limited to consolidating financial statements) as Bank may from time to time reasonably request.

      Bank is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, properties, or financial condition of Borrower which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Bank or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Bank's interest in the Loan Documents.

      6.2 PAYMENT OF INDEBTEDNESS TO BANK; PERFORMANCE OF OTHER COVENANTS; PAYMENT OF OTHER OBLIGATIONS. (a) Borrower will make full and timely payment of the principal of and interest on the indebtedness owed hereunder; (b) Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and (c) Borrower will make full and timely payment of all other indebtedness of Borrower to Bank, whether now existing or hereafter arising.

      6.3 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE AND RIGHTS. Each of Borrower and Pledgor will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and privileges as a corporation and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business that it currently operates.

      6.4 MAINTENANCE OF PROPERTY. Each of Borrower and Pledgor will maintain its property in good condition and repair and, from time to time, make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

      6.5 RIGHT OF INSPECTION; DISCUSSIONS. Each of Borrower and Pledgor will permit any Person designated by Bank to visit and inspect any of its properties, corporate books, records, papers, and financial reports, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times and as often as Bank may reasonably request. Each of Borrower and Pledgor will also permit Bank, or its designated representative, to audit or appraise any of its assets or financial and business records.

      6.6  NOTICES. Borrower or Pledgor will promptly give notice to Bank of:

            (a) The occurrence of any default or Event of Default (or event which would constitute a default or Event of Default but for the requirement that notice be given or time elapse or both) hereunder, in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower or Pledgor proposes to take with respect thereto;

            (b) the occurrence of any material casualty to any material facility of Borrower or Pledgor or any other force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility, and whether or not such casualty or force majeure is covered by insurance; and

            (c) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding that may involve a claim for damages, injunctive relief, enforcement, or other relief pending, being instituted, or threatened by, against, or involving Borrower or Pledgor, or the institution of any attachment, levy, execution, or other process by or against any assets of Borrower or Pledgor, which might materially impair the conduct of Borrower's or Pledgor's business or might materially adversely affect financially or otherwise its business, operations, properties, condition, or prospects.

      6.7 PAYMENT OF TAXES; LIENS. Each of Borrower and Pledgor will pay, or cause to be paid, when due, subject to any permitted extensions, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed (a) upon its income or profits; (b) upon any of its property, real, personal or mixed, or upon any part thereof; or (c) by reason of employee benefit plans sponsored by it, and will also pay, or cause to be paid, when due, subject to any permitted extensions, any lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge against any of its property; provided, however, neither Borrower nor Pledgor shall be required to pay any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower or Pledgor, as applicable, shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

      6.8 INSURANCE OF PROPERTIES. Each Borrower and Pledgor will keep its business and properties insured at all times by insurance companies acceptable to Bank against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation insurance for fire and other hazards and insurance against liability on account of damage to persons or property and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, and upon request deliver to Bank a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

      6.9 TRUE BOOKS. Each of Borrower and Pledgor will keep proper and true books of record and account, satisfactory to Bank, in which full, true, and correct entries will be made of all of its material dealings and transactions, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims referred to in Subsection 6.7 hereof, and with respect to its business in general, and will include such reserves in any interim as well as year-end financial statements.

      6.10 OBSERVANCE OF LAWS. Each of Borrower and Pledgor will conform to and duly observe all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business.

      6.11 FURTHER ASSURANCES. At its cost and expense, upon request of Bank, each of Borrower and Pledgor will duly execute and deliver or cause to be duly executed and delivered to Bank such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Bank to carry out more effectively the provisions and purposes of this Agreement.

      6.12 ERISA BENEFIT PLANS. Borrower will comply with all requirements of ERISA applicable to it and will not materially increase its liabilities under or violate the terms of any present or future benefit plans maintained by it without the prior approval of Bank. Borrower will furnish to Bank as soon as possible and in any event within 10 days after Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

      6.13 WITHHOLDING TAXES. Each of Borrower and Pledgor will pay, as and when due, all employee withholding, FICA, and other tax payments required by federal, state, and local governments with respect to wages paid to employees.

      6.14 CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, OFFICE, OR AGENT. Borrower or Pledgor will notify Bank of any change in the name of Borrower or Pledgor, the principal place of business of Borrower or Pledgor, the office where the books and records of Borrower or Pledgor are kept, or any change in the registered agent of Borrower or Pledgor for the purposes of service of process.

      6.15 FINANCIAL COVENANTS. Borrower will, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain:

            (a) A Total Funded Debt to Tangible Net Worth ratio less than or equal to 0.75 to 1.0 determined on a quarterly basis.

            (b) A Total Funded Debt to EBITDA ratio less than or equal to 4.0 to 1.0, determined on a trailing twelve (12) month basis at the end of each fiscal quarter of Borrower.

            (c) Tangible Net Worth determined on a quarterly basis greater than or equal to the sum of $30,000,000.00, plus the cumulative sum of fifty percent (50%) of Borrower's consolidated net income for the quarter in which such determination is made.

            (d) A Debt Service Coverage Ratio greater than or equal to 1.3 to 1.0, determined on a trailing twelve (12) month basis at the end of each fiscal quarter of Borrower.

            (e)  A   minimum   working   capital   greater   than  or  equal  to
$6,000,000.00, determined on a quarterly basis.

      6.16 DEPOSITORY RELATIONSHIP. Each of Borrower and Pledgor shall maintain all of its [PRINCIPAL] depository accounts with Bank.


                        SECTION 7.  NEGATIVE COVENANTS.

      Each of Borrower and Pledgor covenants and agrees as follows from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless Bank shall otherwise consent in writing:

      7.1 OTHER INDEBTEDNESS. Borrower will not, directly or indirectly, create, incur, assume, or permit to exist any indebtedness for borrowed money except: (a) indebtedness to Bank; (b) capital lease obligations and equipment loans incurred in the ordinary course of business, and other financing, all on terms satisfactory to Bank, to finance capital expenditures and acquisitions permitted under Section 7.6 hereof, provided that such indebtedness shall be incurred within 90 days after the making of the capital expenditures or the consummation of such acquisitions financed thereby.

      7.2 LIMITATIONS ON MORTGAGES, LIENS, ETC. Neither Borrower nor Pledgor will, directly or indirectly, create, incur, assume, or suffer or permit to exist any mortgage, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor or lessor) upon or with respect to any of its assets, or assign or otherwise convey any right to receive income, except: (a) mortgages or security interests in favor of Bank; (b) liens now existing and in such amounts as described in Schedule 7.2 attached hereto; (c) with respect to Borrower, liens or security interests securing the indebtedness described in Section 7.1.

      7.3 GUARANTIES. Neither Borrower nor Pledgor will, directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person or entity except guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business.

      7.4  MERGER,  SALE  OF  ASSETS,  DISSOLUTION,  ETC.  Neither  Borrower nor
Pledgor will, directly or indirectly: (a) enter into any transaction of merger or consolidation (unless Borrower is the surviving entity, in which event, Borrower will provide Bank at least thirty (30) days prior written notice thereof); (b) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets; (c) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business, or any assets or properties necessary or desirable for the proper conduct of its business; (d) change the scope or nature of its business; (e) enter into any arrangement, directly or indirectly, with my Person whereby Borrower or Pledgor shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which Borrower or Pledgor intends to use for substantially the same purpose or purposes as the property being sold or transferred; (f) invest in, acquire assets or stock of, transfer any assets to, or do business through any Subsidiary not described in Subsection 4.1 hereof; (g) wind up, liquidate, or dissolve itself or its business; or (h) agree to any of the foregoing.

      7.5 PROHIBITIONS ON DIVIDENDS, REDEMPTIONS, DISTRIBUTIONS AND OTHER PAYMENTS. Without Bank's prior written consent, which shall not be unreasonably withheld, neither Borrower nor Pledgor will, directly or indirectly, declare, allocate or pay any dividends (other than dividends payable solely in common stock) on any shares of stock of any class of Borrower or Pledgor, now or hereafter outstanding, or purchase, redeem, or otherwise acquire or retire any shares of stock of any class of Borrower or Pledgor or apply or set apart any of its assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing in an aggregate amount.

      7.6 CAPITAL EXPENDITURES; ACQUISITIONS. Borrower will not, directly or indirectly, make or commit to make payments for: (a) capital expenditures (including capital leases) which would exceed $13,000,000.00 in the aggregate paid in any fiscal year, such capital expenditures to be determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; or (b) acquisitions of businesses which would exceed $5,000,000.00 in the aggregate paid in any fiscal year.

      7.7 REGULATION U. Neither Borrower nor Pledgor will permit any part of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. Each of Borrower and Pledgor covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Bank, each of Borrower and Pledgor will furnish to Bank in connection with any loan or loans hereunder, a statement in conformity with the requirements of Federal
Reserve Form U-1 referred to in said regulation. In addition, each of Borrower and Pledgor covenants that no part of the proceeds of the loan or loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of Borrower or Pledgor.

      7.8 MANAGEMENT. Borrower will not, directly or indirectly, permit more than one of the following persons to change their position with Borrower:

                        Chief Executive Officer--Wesley T. O'Brien
                        Chief Operating Officer--Rudolph McGlashan
                        Chief Financial Officer--William A. Paquin

      7.9 INSIDER TRANSACTIONS. Except with respect to Borrower's relations with Warburg Pincus Investors, LLP, neither Borrower nor Pledgor will, directly or indirectly, purchase, acquire, or lease any property or services from, or sell, provide, or lease any property or services to, or otherwise deal with, in the ordinary course of business or otherwise, (i) any stockholder or
(ii) any business entity, corporation, partnership, or association in which a stockholder owns a controlling interest, except upon terms and conditions not less favorable to Borrower or Pledgor, as applicable, than if no such relationship existed.

      7.10 LOANS TO OFFICERS, STOCKHOLDERS, EMPLOYEES, ETC. Neither Borrower nor Pledgor will, directly or indirectly, lend or advance or permit to be outstanding any loans or advances of money, credit, or property to officers, stockholders, employees, agents, or consultants of Borrower or Pledgor (other than travel advances in the ordinary course of business) in a aggregate amount in excess of an aggregate amount of $100,000.00 for each fiscal year.

      7.11  CHANGES IN GOVERNING  DOCUMENTS,  ACCOUNTING  METHODS,  FISCAL YEAR.
Neither Borrower nor Pledgor will amend in any respect its articles of incorporation or bylaws from that in existence on the date of this Agreement or change its accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence as of the date of the financial statements provided to Bank pursuant to Subsection 6.1 hereof, except as required to comply with law or with Generally Accepted Accounting Principles.


                          SECTION 8.  EVENTS OF DEFAULT.

      The following events shall constitute "Events of Default" hereunder.

      8.1 PAYMENT OF OBLIGATIONS UNDER LOAN DOCUMENTS. Borrower fails to make payment of any principal, interest, or other amount due on any indebtedness owed Bank under the Loan Documents, or fails to make any other payment to Bank as contemplated thereunder either by the terms hereof or otherwise.

      8.2 REPRESENTATION OR WARRANTY. Any representation or warranty made by Borrower, Pledgor, or any other Person herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by Borrower, Pledgor, or any other Person to Bank in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

      8.3 COVENANTS UNDER THE LOAN DOCUMENTS. Borrower, Pledgor, or any other Person fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby.

      8.4 OTHER DEFAULTS UNDER THE LOAN DOCUMENTS. A default or event of default occurs under any other Loan Document, other than with respect to any matters described in Subsection 8.1, 8.2, or 8.3 above.

      8.5 CROSS-DEFAULT. A default or event of default occurs under any present or future indebtedness of Borrower or Pledgor to Bank not evidenced by the Loan Documents or a default or event of default occurs under any guaranty or security document executed by any Person in connection therewith. An Event of Default hereunder shall constitute a default under any such indebtedness, guaranty, or security document.

      8.6 PAYMENT, PERFORMANCE, OR DEFAULT OF OTHER MONETARY OBLIGATIONS. Borrower or Pledgor fails to make payment on any contract obligation or of principal or interest on any indebtedness other than that created under the Loan Documents or otherwise owed to Bank, or Borrower or Pledgor fails to fully and promptly perform any other material obligation, agreement, term, or condition contained in any agreement under which any such other indebtedness is created or there is otherwise a default or event of default thereunder.

      8.7 OTHER COVENANTS OR DEFAULTS TO BANK OR OTHERS. Borrower or Pledgor fails to fully and promptly perform when due any material agreement, covenant, term, or condition binding on it contained in any lease, contract, or other agreement to which it is a party or in respect of which it is obligated, other than the Loan Documents and other than those containing monetary obligations (as described in Subsections [8.5 and 8.6] above), or there is otherwise a default or event of default thereunder.

      8.8 LIQUIDATION; DISSOLUTION; BANKRUPTCY; ETC. Borrower or Pledgor liquidates, dissolves, or becomes incompetent, the business of Borrower is suspended; Borrower or Pledgor files or commences a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or Borrower or Pledgor takes any other action indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; Borrower or Pledgor applies for, or consents to or acquiescence in, the appointment of a receiver, trustee, custodian, or other similar official for Borrower or Pledgor or for all or a substantial part of its property; Borrower or Pledgor makes an assignment for the benefit of creditors; or Borrower or Pledgor is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature.

      8.9 INVOLUNTARY BANKRUPTCY; ETC. An involuntary petition, case, proceeding, or other action is commenced against Borrower or Pledgor under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; a receiver, trustee, custodian, or other similar official is involuntarily appointed for Borrower or Pledgor or for all or a substantial part of Borrower's or Pledgor's property or assets; or any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of Borrower's or Pledgor's assets or property results in the entry of an order for such relief.

      8.10 JUDGMENTS. A judgment is entered against Borrower or Pledgor for the payment of damages or money in excess of $500,000.00, if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

      8.11 ATTACHMENT, GARNISHMENT, LIENS IMPOSED BY LAW. A writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any property of Borrower or Pledgor, if the amount of the claim or the value of the affected property is in excess of $500,000.00, if the lien is not discharged within thirty (30) days after it has attached.

      8.12  CORPORATE  EXISTENCE,  TRANSFER  OF  PROPERTY.  Any act or  omission
(formal or informal) of Borrower or Pledgor or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property.

      8.13 ADVERSE CHANGE. Bank determines that a material adverse change has occurred in the financial condition of Borrower or Pledgor from the condition in existence on the date hereof.

      8.14 BANK INSECURE AS TO REPAYMENT. Bank deems itself insecure of repayment of debt created hereunder to Bank by Borrower or Bank believes in good faith that the prospect of payment by Borrower of all or any part of any indebtedness owed to Bank or that the performance of any of the obligations of Borrower to Bank is materially impaired.

      8.15 INVALIDITY OF SECURITY INTEREST AND LIENS; TRANSFER OF COLLATERAL. For any reason after the execution and delivery thereof, any document delivered pursuant hereto that creates, or was intended to create, a security interest, mortgage, or other lien to secure indebtedness created hereunder ceases to be in full force and effect, or the liens intended to be created thereby cease to be or are not valid and perfected (so long as Bank does not permit the Financing Statement to lapse) first liens subject to no other liens except as expressly permitted herein, or the party executing such document contests the validity or enforceability thereof or the lien created thereby, or a security interest, mortgage, or lien is granted in the collateral (except in favor of Bank) or any collateral covered thereby is transferred to another Person without the prior written consent of Bank.

      8.16 INVALIDITY OF GUARANTY. For any reason after the execution and delivery thereof, any document that gives rise to or was intended to give rise to a guaranty of the indebtedness created hereunder ceases to be in full force and effect, or the party executing such document contests the validity or enforceability of its Guaranty or denies that it has further liability with respect to any portion thereof, including without limitation with respect to future loans.

                     SECTION 9.  RIGHTS AND REMEDIES OF BANK.

      9.1 REMEDIES AVAILABLE UNDER LOAN DOCUMENTS AND OTHERWISE. Bank shall have, in addition to the rights and remedies contained in this Agreement and the other Loan Documents, all of the rights and remedies of a creditor and, to the extent applicable, of a secured party, now or hereafter available at law or in equity. Bank may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, including, to the extent applicable, before the occurrence of an Event of Default. No right, power, or remedy conferred upon Bank by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

      9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting the generality of the foregoing, if an Event of Default shall occur: (a) All commitments of Bank to make advances shall terminate; (b) Bank may declare the indebtedness owed to Bank by Borrower hereunder and any or all of any other indebtedness owed by Borrower to Bank, whether direct or indirect, contingent or certain, to be accelerated and due and payable at once, whereupon such indebtedness, together with interest thereon, shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind from Bank, all of which are hereby expressly waived; and (c) Bank may proceed to do other all things provided by law, equity, or contract to enforce its rights under such indebtedness and to collect all amounts owing to Bank.


                            SECTION 10.  MISCELLANEOUS

      10.1 LIENS; SET-OFF. Borrower hereby grants to Bank a continuing lien to secure all indebtedness of Borrower to Bank whether created hereunder, pursuant hereto, or otherwise upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, Bank from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower, if any, at Bank, at any time existing. Upon the occurrence of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower, to set off, appropriate, and apply any or all items hereinabove referred to against all indebtedness of Borrower owed to Bank, whether under the Loan Documents or otherwise, whether now existing or hereafter arising. Bank shall be deemed to have exercised such right of set-off and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

      10.2 PAYMENT OF EXPENSES, INCLUDING ATTORNEYS' FEES AND TAXES. Borrower agrees: (a) to pay or reimburse Bank for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel for Bank, taxes, and all recording or filing fees; (b) to pay or reimburse Bank for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the fees and disbursements of counsel for Bank, including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise; (c) without limiting the generality of provision (a) hereof, to pay or reimburse Bank for, and indemnify and hold Bank harmless against liability for, any and all documentary stamp taxes, non-recurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that Bank now or hereafter determines are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, any advances under the Loan Documents, and any guaranties or mortgages or other security instruments; and (d) to pay, indemnify and hold Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of the Loan Documents. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future, and shall be secured by all collateral that secures the loan or loans described herein.

      10.3 NOTICES. Unless otherwise expressly agreed herein, and notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests, and demands to or upon the parties hereto pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand or by courier service, when provided to a nationally recognized overnight delivery service for overnight delivery, when transmitted to a receiving telecopier, or three days after deposit in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

                Borrower:     TresCom International, Inc.
                              200 East Broward Boulevard
                              Fort Lauderdale, Florida 33301
                                Telecopy: (954) 627-6497
                                Attention: Angelina M. Spoto

                Pledgor:      TresCom U.S.A., Inc.
                              200 East Broward Boulevard
                              Fort Lauderdale, Florida 33301
                                Telecopy: (954) 627-6497
                                Attention: Angelina M. Spoto

                Bank:         SunTrust Bank, South Florida, N.A.
                              SunTrust Center, 7th Floor
                              501 East Las Olas Boulevard
                              Ft. Lauderdale, Florida 33301
                                Telecopy: (954) 765-7310
                                Attention: Russell E. Burnette

      10.4 GOVERNING LAW. The validity, interpretation, and enforcement of the Loan Documents and the rights and obligations of the parties thereto, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

      10.5 VENUE; PERSONAL JURISDICTION. In any litigation in connection with or to enforce any of the Loan Documents, Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

      10.6 SEVERABILITY AND ENFORCEABILITY OF PROVISIONS. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, the parties hereby waive any law that renders any such provision invalid, illegal, or unenforceable in any respect.

      10.7 COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVE DATE. The Loan Documents and any amendments, waivers, consents, or supplements hereto may be signed in original counterparts and by facsimile transmission of signed counterparts, in any number, each of which shall be deemed an original, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Bank. This Agreement shall become effective upon the receipt by Bank of original signed counterparts or facsimile confirmation of signed counterparts of this Agreement, each of which shall be deemed an original, from each of the parties hereto.

      10.8 NO WAIVER. No omission or failure of Bank to exercise and no delay in exercising by Bank of any right, power, or privilege under any of the Loan Documents shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

      10.9 CUMULATIVE REMEDIES. The rights and remedies provided in the Loan Documents are cumulative, and not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise. The warranties, representations, covenants, and agreements made herein and therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

      10.10 SUCCESSORS AND ASSIGNS. The Loan Documents shall be binding upon the parties thereto and their respective successors and assigns, and shall inure to the benefitof the parties thereto, and, to the extent permitted herein, their respective successors and assigns. The terms and provisions of the Loan Documents shall inure to the benefit of any assignee or transferee of the Note or Notes hereunder, and in the event of any such assignment or transfer by Bank, the rights and privileges therein conferred upon Bank shall automatically extend to and be vested in such assignee or transferee, and Bank shall be relieved of all liability thereunder. The parties to the Loan Documents (other than Bank) may not assign any of its rights or obligations under the Loan Documents without the prior written consent of Bank.

      10.11 RELIANCE UPON, SURVIVAL OF AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS, AND COVENANTS. All representations and warranties, agreements, and covenants made in the Loan Documents shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank, and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to Bank pursuant hereto or so long as there shall be any commitment by Bank to make loans hereunder. All statements contained in any certificate or other paper delivered to Bank by Borrower, Pledgor, or Guarantor at any time pursuant to the Loan Documents shall constitute representations and warranties under the Loan Documents.

      10.12 LEGAL OR GOVERNMENTAL LIMITATIONS. Anything contained in the Loan Documents to the contrary notwithstanding, Bank shall not be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

      10.13 WAIVER OF TRIAL BY JURY. BORROWER, PLEDGOR, AND BANK HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THE TRANSACTIONS
EVIDENCED HEREBY.                                                           ____
                                                                            ____
                                                                            ____

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                             BORROWER:

WITNESSES:                                   TRESCOM INTERNATIONAL, INC.
                                             a Florida corporation


/s/ SUSAN C. PILCHER                         By:/s/ WILLIAM A. PAQUIN
-----------------------                         --------------------------
                                                William A. Paquin,
/s/ RUSSELL E. BURNETTE                         Chief Financial Officer
-----------------------

                                             PLEDGOR:

                                             TRESCOM U.S.A., INC.
                                             a Florida corporation


/s/ SUSAN C. PILCHER                         By:/s/ WILLIAM A. PAQUIN
-----------------------                      --------------------------
                                                William A. Paquin,
/s/ RUSSELL E. BURNETTE                         Chief Financial Officer
-----------------------



                                             BANK:

                                             SUNTRUST BANK, SOUTH FLORIDA, N.A.
                                             a Florida corporation


/s/ SUSAN C. PILCHER                         By:/s/ RUSSELL E. BURNETTE
---------------------                           ------------------------
                                                Russell E. Burnette,
/s/ JOHN G. IMMER                               Vice President
---------------------


STATE OF GEORGIA

COUNTY OF FULTON

      Execution of the foregoing instrument was acknowledged before me this 26th day of November, 1996, by William A. Paquin, as Chief Financial Officer of TresCom International, Inc., a Florida corporation, on behalf of the corporation. He is either personally known to me or has produced FL DL as identification.

                                             /s/ SUSAN C. PILCHER
                                             -------------------------
                                             Notary Public
                                             Name: SUSAN C. PILCHER
                                                   -------------------

Commission Number: ______                    My Commission Expires:

STATE OF GEORGIA

COUNTY OF FULTON

      Execution of the foregoing instrument was acknowledged before me this 26th day of November, 1996, by William A. Paquin, as President of TresCom U.S.A., Inc., a Florida corporation, on behalf of the corporation. He is either personally known to me or has produced FL DL as identification.

                                             /s/ SUSAN C. PILCHER
                                             -------------------------
                                             Notary Public
                                             Name:  SUSAN C. PILCHER
                                                    ------------------

Commission Number: _______                   My Commission Expires:



STATE OF GEORGIA

COUNTY OF FULTON

      Execution of the foregoing instrument was acknowledged before me this 26th day of November, 1996, by Russell E. Burnette, as Vice President of SunTrust Bank, South Florida, N.A., a national banking association, on behalf of the association. He is either personally known to me or has produced FL DL as identification.

                                             /s/ SUSAN C. PILCHER
                                             ------------------------
                                             Notary Public
                                             Name: SUSAN C. PILCHER
                                                   ------------------

Commission Number: _______                   My Commission Expires:


33043-132
TPA2-381362.5

                                     EXHIBIT A

                            BORROWING BASE CERTIFICATE

                            BORROWING BASE CERTIFICATE
                                   PURSUANT TO
                            REVOLVING CREDIT AGREEMENT
                             Dated November 26, 1996
                                  by and between
                           TRESCOM INTERNATIONAL, INC.
                             (hereinafter "Borrower")
                                     - and -
                        SUNTRUST BANK, SOUTH FLORIDA, N.A.
                               (hereinafter "Bank")
                          As of ______________, 19____


1)    Total Accounts Receivables                  _____________________________

2)    Domestic Receivables                        _____________________________
            less 90 days past due                 _____________________________
            less ineligibles - 10% Rule           _____________________________
            other ineligibles                     _____________________________

            Total Eligible                        _____________________________

3)    Total Eligible
      Receivables x 70%                           _____________________________

4)    Loan outstandings as of
      _______________________                     _____________________________


5)    Loan Advance Availability
      (3 minus 4)                                 _____________________________





TRESCOM INTERNATIONAL, INC.
BY: _____________________________
TITLE: __________________________

                                   SCHEDULE 4.1

                                   SUBSIDIARIES


1.    TresCom U.S.A., Inc., a Florida corporation

2.    TresCom Network Services, Inc., a Florida corporation

3. The St. Thomas and San Juan Telephone Co., Inc., a U.S. Virgin Islands corporation

4.    Global Telephone Holdings, Inc., a U.S. Virgin Islands corporation

5.    Interisland Telephone Corp., a U.S. Virgin Islands corporation

6.    STSJ Overseas Telephone Company, Inc., a Puerto Rico corporation

7.    OTC Network Assets, a Puerto Rico corporation

8.    Puerto Rico Telecommunications Corporation, a New York corporation

9.    STSJ Network Assets, Inc., a U.S. Virgin Islands corporation

10.   Total Telecommunications, Inc., a Florida corporation

                                   SCHEDULE 7.2

                                  EXISTING LIENS


1.    Charter Financial

2.    General Electric Capital Corporation

SUNTRUST BANK, SOUTH FLORIDA, N.A.
P.O. Box 405100
Fort Lauderdale, FL  33340-5100
Tel (954) 467-5000
--------------------------------------------------------------------------------


SUNTRUST

March 11, 1997


Ernst & Young LLP

TO WHOM IT MAY CONCERN:

As a result of noncompliance of TresCom International, Inc.'s tangible net worth covenant as of December 31, 1996, SunTrust Bank, South Florida, N.A. has agreed to amend the covenant as of December 31, 1996 with the following terms and conditions:

[1] Tangible Net Worth, as described in Section 6.15 of the Credit Agreement dated November 26, 1996, will be amended to be greater than or equal to $22,000,000.00, tested on a quarterly basis, plus the cumulative sum of fifty (50%) of consolidated net income for the quarter in which such determination is made.

[2] Total Liabilities to Tangible Net Worth covenant will be added which will be less than or equal to 2.0 to 1.0, determined on a quarterly basis.

[3] Funding under the line of credit will be continued, under the terms and conditions of the Credit Agreement dated November 26, 1996, so long as the Company meets its Profit/ Loss projections on a quarterly basis, attached as Exhibit A, by no more than a 10% variance. The total availability under the revolving line of credit will be reduced to $5,000,000 from $7,000,000. The aggregate amount of $5,000,000 will include any Standby Letters of Credit outstanding.

[4]               Monthly Financial Statements of TresCom International, Inc.
                  will be required going forward.

Any other conditions will be governed by the amendment to the Credit Agreement prepared by Bank's counsel.

Sincerely,

/s/ Russell E. Burnette

Russell E. Burnette
Vice President
Corporate Banking Division

EXHIBIT "A"


                               FY97 BUSINESS PLAN

                                  4 QUARTER P&L

                                   (Millions)



                                      Quarter 1        Quarter 2       Quarter 3       Quarter 4       TOTAL

Revenue                                $  34.7         $  37.5         $  40.0        $   41.5         $ 153.7

Line Costs                             $  26.4         $  28.5         $  30.4        $   31.5         $ 116.8

Gross Profit                           $   8.3         $   9.0         $   9.6        $   10.0         $  36.9

% Revenue                                 24.0%           24.0%           24.0%           24.0%           24.0%

Selling/General                        $   7.8         $   8.0         $   8.1        $    8.2         $  32.1
Administrative

% Revenue                                 22.5%           21.3%           20.3%           19.8%           20.9%

EBITDA                                 $   0.5         $   1.0         $   1.5        $    1.8         $   4.8

Depreciation/                          $   1.4         $   1.5         $   1.5        $    1.6         $   6.0
Amortization

Interest/Other                         $   0.2         $   0.2         $   0.3        $    0.3         $   1.0

Net Income                             $  (1.1)        $  (0.7)        $  (0.3)       $   (0.1)        $  (2.2)

